CERTIFICATE OF INCORPORATION

                                       OF

                           5B TECHNOLOGIES CORPORATION

            THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"), does hereby certify as follows:

            FIRST: The name of the corporation is 5B Technologies Corporation (hereinafter referred to as the "Corporation").

            SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

            FOURTH: (A) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 22,500,000 shares divided into the following classes: (i) 17,500,000 shares of common stock with a par value of $0.04 per share (the "Common Stock"); and (ii) 5,000,000 shares of preferred stock with a par value of $0.01 per share (the "Preferred Stock")

            (B) The Board of Directors of the Corporation is authorized, subject to the limitations prescribed by law and the provisions of this Article, to provide for the issuance, from time to time in one or more series, of any number of shares of Preferred Stock, and by filing a certificate of designations pursuant to Section 151 of the General Corporation Law, to establish the number of shares to be included in each series of Preferred Stock and to fix the powers, designations, preferences, relative rights, qualifications and restrictions thereof. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, a determination of the following:

                  (a) The number of shares of Preferred Stock constituting that series and the distinctive designation of that series;

                  (b) The dividend rate on the shares of Preferred Stock of that series, whether dividends shall be cumulative, and if so, from which date or dates, and whether they shall be payable in preference to, or in such relation to, the dividends payable on any other class or classes or of any other series of the capital stock of the Corporation;
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                  (c) Whether that series shall have any voting rights in
            addition to those provided by law, and if so, the terms of such additional voting rights;

                  (d) Whether that series shall have conversion or exchange
            privileges, and if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

                  (e) Whether or not the shares of that series shall be
            redeemable, and if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all of the shares are to be redeemed, the date or dates upon or after which they shall be redeemable and the type and amount of consideration payable per share in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (f) Whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and if so, the terms and amount of such sinking fund;

                  (g) The right of shares of that series to the benefit of
            conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issuance of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase or redemption or other acquisition by the Corporation or any subsidiary of, any outstanding stock of the Corporation;

                  (h) The rights of the shares of that series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of capital stock; and

                  (i) Any other relative, participation, optional or other
            special rights, qualifications, limitations or restrictions of that series.

            FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  I. The election of directors need not be by written ballot, unless the By-laws so provide.

                  II. The Board of Directors shall have the power, without the consent or vote of the stockholders, to make, alter, amend, change or repeal the By-laws of the Corporation in accordance with Article IX of the By-laws.


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            SIXTH: The Corporation shall indemnify and advance expenses to, to the fullest extent permitted by Section 145 of the General Corporation Law, as amended from time to time, each person who is or was a director or officer of the Corporation and the heirs, executors and administrators of such person. Any expenses (including attorneys' fees) incurred by each person who is or was a director or officer of the Corporation, and the heirs, executors and administrators of such person, in connection with defending any such proceeding in advance of its final disposition shall be paid by the Corporation; provided, however, that if the General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such indemnitee to repay all amounts so advanced, if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

            SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

            EIGHTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit.


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            NINTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws, and all rights herein conferred upon stockholders, directors and officers are subject to this reserved power.

            TENTH: The name and mailing address of the sole Incorporator of the Corporation is Danal F. Abrams, c/o Piper Marbury Rudnick & Wolfe LLP, 1251 Avenue of the Americas, New York 10020.

            IN WITNESS WHEREOF, the undersigned, being the sole Incorporator hereinabove named, does hereby certify that the facts hereinabove stated are truly set forth and, accordingly, hereby executes this Certificate of Incorporation this ____ day of February, 2000.


                               /s/ Danal F. Abrams
                               ---------------------------------------
                               Danal F. Abrams, Incorporator


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